UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

Newbury Street Acquisition Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40251	85-3985188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 High Street, Floor 3 Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 893-3057

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one redeemable warrant	NBSTU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	NBST	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock for $11.50	NBSTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 23, 2024, Newbury Street Acquisition Corporation (the “Company”) received an additional delinquency notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, in addition to the delayed Form 10-K for the fiscal year ended December 31, 2023, the Company’s failure to timely file the Form 10-Q for the quarterly period ended March 31, 2024 with the Securities and Exchange Commission (the “SEC”), in contravention of Nasdaq Listing Rule 5250(c)(1) (the “Filing Rule”), could serve as an additional basis for delisting from Nasdaq. The Company previously addressed its plan to evidence compliance with the Filing Rule at a hearing before the Nasdaq Hearings Panel and expects to file the delayed periodic reports with the SEC as soon as practicable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2024

Newbury Street Acquisition Corporation

By:	/s/ Thomas Bushey
Thomas Bushey
Chief Executive Officer

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